1 PRESS RELEASE V2X Reports Record Revenue in Fourth Quarter 2024, Driving Strong Year-End Performance Fourth Quarter Highlights  Record revenue of $1.16 billion, up 11% y/y  Indo-Pacific revenue growth of 27% y/y driven by increased demand  Book-to-bill of 1.2x in the quarter and total backlog of $12.5 billion as of December 31, 2024  Record net income of $25.0 million; Adjusted net income1 of $42.7 million, up 10% y/y  Grew adjusted EBITDA1 $4.1 million y/y to $86.2 million, with a margin of 7.4%  Diluted EPS of $0.78; Adjusted diluted EPS1 of $1.33, up 9% y/y  Strong year-to-date cash flow from operations of $254 million  Achieved net debt reduction of $210 million and 2.6x net leverage ratio1 RESTON, Va., February 24, 2025 — V2X, Inc. (NYSE:VVX) announced fourth quarter and full-year 2024 financial results. “Our growth momentum continued into the fourth quarter with revenue increasing 11% year-over-year, driven by solid growth in all geographies and underscored by 27% growth in the Indo-Pacific region, as the DoD continues to focus on enhancing readiness and deterrence,” said Jeremy Wensinger, President and Chief Executive Officer. “The combination of our unique mission insight, comprehensive full lifecycle capabilities, and 80-year reputation as a trusted partner is yielding results through expansion in key theaters, exceptional financial performance, and recent awards, which achieved a book-to-bill of 1.2x. The leading indicators in our business remain strong with a $12.5 billion backlog, limited recompetes, and a robust pipeline of new opportunities.” Mr. Wensinger continued, “Looking ahead, we are excited about the future. We believe our track record of enhancing outcomes and increasing value for customers through innovation, modernization, and improved operational performance can enable the DoD to solve its very real challenge of having to be prepared for today while planning for the threats of tomorrow.” Mr. Wensinger concluded, “I’d like to recognize the 16,000 plus V2X employees for all their contributions and performance throughout the year and in particular during the fourth quarter. We thank you for all you have done and continue to do for our nation and our company.” 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for descriptions and reconciliations. Exhibit 99.1

2 Fourth Quarter 2024 Results “V2X reported record revenue of $1.16 billion in the quarter, which represents 11% year-over-year growth,” said Shawn Mural, Senior Vice President and Chief Financial Officer. “We closed the year with strong performance across all financial metrics, driven by double digit topline growth and excellent cash generation.” “For the quarter, the Company reported operating income of $51.6 million and adjusted operating income1 of $80.6 million. V2X delivered record adjusted EBITDA1 of $86.2 million, with a margin of 7.4%. Fourth quarter GAAP diluted EPS was $0.78. Adjusted diluted EPS1 for the quarter increased 9% year-over-year to $1.33.” “Fourth quarter net cash provided by operating activities was $223.1 million. Adjusted net cash provided by operating activities1 increased 122% year-over-year to $168.2 million.” “Our continued focus on cash generation and debt reduction yielded notable results with net debt improving $210 million dollars year-over-year. At the end of the fourth quarter, net debt for V2X was $874 million. Our commitment to achieve a net leverage ratio at or below 3.0x was a company-wide priority. I’m pleased to report that we demonstrated excellent performance on this front, delivering a net leverage ratio1 of 2.6x at the end of the fourth quarter, which represents a 0.7x improvement year-over-year.” “Total backlog as of December 31, 2024, was $12.5 billion. Funded backlog was $2.3 billion. Book-to-bill in the quarter was approximately 1.2x.” Full-Year 2024 Results “Full-year revenue was $4.32 billion, up 9% year-over-year. The Company reported full-year operating income of $159.2 million and adjusted operating income1 of $286.2 million. Full-year adjusted EBITDA1 was $310.2 million with a margin of 7.2%. Full-year GAAP diluted EPS was $1.08. Adjusted diluted EPS1 for 2024 was $4.34, increasing 16% year-over-year. On a year-to-date basis, net cash provided by operating activities was $254.2 million. Adjusted net cash provided by operating activities1 was $161.0 million.” 2025 Guidance Mr. Mural concluded, “The trends in our business remain positive and we believe our strategy to deliver full lifecycle solutions that increase efficiency, reduce costs, modernize capabilities, improve readiness, and strengthen national security provides substantial opportunities for future growth and value creation. For 2025 we are setting the mid-point of our guidance for revenue and Adjusted EBITDA1 at $4.44 billion and $313 million, respectively. This assumes revenue and adjusted EBITDA to be weighted more heavily in the second half of the year. Revenue guidance at the mid-point assumes approximately 4% contribution from recompetes.”

Guidance for 2025 is as follows:

$ millions, except for per share amounts	2025 Guidance		2025 Mid-Point
Revenue	$4,375	$4,500	$4,438
Adjusted EBITDA[1]	$305	$320	$313
Adjusted Diluted Earnings Per Share[1]	$4.45	$4.85	$4.65
Adjusted Net Cash Provided by Operating Activities[1]	$150	$170	$160

The Company is not providing a quantitative reconciliation with respect to the foregoing forward-looking non-GAAP measures in reliance on the "unreasonable efforts" exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, unusual, one-time, non-ordinary, or non-recurring costs, which relate to M&A, integration and related activities cannot be reasonably estimated. Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Fourth Quarter Conference Call

Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Monday, February 24, 2025. U.S.-based participants may dial in to the conference call at 877-300-8521, while international participants may dial 412-317-6026. A live webcast of the conference call as well as an accompanying slide presentation will be available here: https://app.webinar.net/W6kmnm4z8V9

A replay of the conference call will be posted on the V2X website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through March 10, 2025, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 10195666.

Presentation slides that will be used in conjunction with the conference call will also be made available online in advance on the "investors" section of the company's website at https://gov2x.com. V2X recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under the U.S. Securities and Exchange Commission ("SEC") Regulation FD.

About V2X

V2X builds innovative solutions that integrate physical and digital environments by aligning people, actions, and technology. V2X is embedded in all elements of a critical mission's lifecycle to enhance readiness, optimize

3

4 resource management, and boost security. The company provides innovation spanning national security, defense, civilian, and international markets. With a global team of approximately 16,000 professionals, V2X enables mission success by injecting AI and machine learning capabilities to meet today's toughest challenges across all operational domains. Investor Contact Media Contact Mike Smith, CFA Angelica Spanos Deoudes IR@goV2X.com Communications@goV2X.com 719-637-5773 571-338-5195 Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all the statements and items listed under "2025 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2025 performance outlook, revenue, contract opportunities, and any discussion of future operating or financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. Forward-looking statements in this press release, include, but are not limited to our future performance and capabilities; our expectations regarding the pipeline of new opportunities; our belief in our ability to achieve budget efficiencies; future net leverage ratio; and our belief in our ability to achieve our total year guidance. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

5 V2X, INC. CONSOLIDATED STATEMENTS OF INCOME (LOSS) Year Ended December 31, (In thousands, except per share data) 2024 2023 2022 Revenue $ 4,322,155 $ 3,963,126 $ 2,890,860 Cost of revenue 3,979,193 3,628,271 2,595,848 Selling, general and administrative expenses 183,758 210,439 239,241 Operating income 159,204 124,416 55,771 Loss on extinguishment of debt (1,998) (22,298) — Interest expense, net (107,900) (122,442) (61,879) Other expense, net (10,465) (4,194) — Income (loss) from operations before income taxes 38,841 (24,518) (6,108) Income tax expense (benefit) 4,157 (1,945) 8,222 Net income (loss) $ 34,684 $ (22,573) $ (14,330) Earnings (loss) per share Basic $ 1.10 $ (0.73) $ (0.68) Diluted $ 1.08 $ (0.73) $ (0.68) Weighted average common shares outstanding – basic 31,485 31,084 20,996 Weighted average common shares outstanding – diluted 31,967 31,084 20,996

6 V2X, INC. CONSOLIDATED BALANCE SHEETS December 31, (In thousands, except shares and per share data) 2024 2023 Assets Current assets Cash, cash equivalents and restricted cash $ 268,321 $ 72,651 Receivables 710,068 705,995 Inventory, net 50,894 46,981 Prepaid expenses and other current assets 70,937 49,242 Total current assets 1,100,220 874,869 Property, plant, and equipment, net 62,001 85,429 Goodwill 1,656,926 1,656,926 Intangible assets, net 323,068 407,530 Right-of-use assets 37,774 41,215 Other non-current assets 48,854 15,931 Total non-current assets 2,128,623 2,207,031 Total Assets $ 3,228,843 $ 3,081,900 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 547,568 $ 453,052 Compensation and other employee benefits 166,918 158,088 Short-term debt 20,003 15,361 Other accrued liabilities 261,735 213,700 Total current liabilities 996,224 840,201 Long-term debt, net 1,087,484 1,100,269 Deferred tax liabilities 20,983 11,763 Operating lease liabilities 33,811 34,691 Other non-current liabilities 64,189 104,176 Total non-current liabilities 1,206,467 1,250,899 Total liabilities 2,202,691 2,091,100 Commitments and contingencies (Note 15) Shareholders' Equity Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000,000 shares authorized; 31,560,490 and 31,191,628 shares issued and outstanding as of December 31, 2024 and 2023, respectively 316 312 Additional paid in capital 769,719 762,324 Retained earnings 265,535 230,851 Accumulated other comprehensive loss (9,418) (2,687) Total shareholders' equity 1,026,152 990,800 Total Liabilities and Shareholders' Equity $ 3,228,843 $ 3,081,900

7 V2X, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS Year Ended December 31, (In thousands) 2024 2023 2022 Operating activities Net income (loss) $ 34,684 $ (22,573) $ (14,330) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation expense 20,747 22,408 13,472 Amortization of intangible assets 90,821 90,423 48,643 Amortization of cloud computing arrangements 3,314 480 514 Gain from acquisitions, net (2,193) — — Impairment of non-operating long-lived asset 2,192 — — Loss on disposal of property, plant, and equipment 1,450 683 59 Stock-based compensation 15,969 32,843 32,736 Deferred taxes 7,730 (7,509) (15,554) Amortization of debt issuance costs 7,380 9,067 7,805 Loss on extinguishment of debt 1,998 22,298 — Gain on disposition of business — (450) (2,082) Changes in assets and liabilities: Receivables 25,181 19,064 (52,311) Inventory, net (3,976) (311) (3,600) Other assets (38,358) 11,596 14,448 Accounts payable 75,335 43,153 71,837 Compensation and other employee benefits 9,128 (9,901) 42,878 Other liabilities 2,835 (23,303) (51,020) Net cash provided by operating activities 254,237 187,968 93,495 Investing activities Purchases of capital assets and intangibles (11,787) (25,021) (12,425) Proceeds from the disposition of assets 76 16 9 Acquisition of businesses, net of cash acquired (16,939) — 193,677 Disposition of business — 1,349 (5,303) Distributions from (contributions to) joint venture — 1,007 — Net cash (used in) provided by investing activities (28,650) (22,649) 175,958 Financing activities Proceeds from issuance of long-term debt — 250,000 — Repayments of long-term debt (15,327) (432,603) (108,400) Proceeds from revolver 1,266,250 922,750 392,000 Repayments of revolver (1,266,250) (922,750) (472,925) Proceeds from exercise of stock options 154 34 408 Payment of debt issuance costs (1,188) (8,818) (2,325) Prepayment premium on early redemption of debt — (1,600) — Payments of employee withholding taxes on share-based compensation (8,138) (18,036) (1,994) Net cash used in financing activities (24,499) (211,023) (193,236) Exchange rate effect on cash (5,418) 2,288 1,337 Net change in cash, cash equivalents and restricted cash 195,670 (43,416) 77,554 Cash, cash equivalents and restricted cash – beginning of year 72,651 116,067 38,513 Cash, cash equivalents and restricted cash – end of year $ 268,321 $ 72,651 $ 116,067 Supplemental Disclosure of Cash Flow Information: Interest paid $ 107,607 $ 117,482 $ 54,267 Income taxes paid $ 8,819 $ 8,356 $ 13,416 Non-cash investing activities: Purchase of capital assets on account $ 22 $ 3,043 $ 2,716 Common stock issued for business acquisition $ — $ — $ 630,636

8 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, and operating income. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. Backlog is the estimated amount of future revenues to be recognized under negotiated contracts. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, net leverage ratio and adjusted operating cash flow to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations, and other disclosures. Adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, net leverage ratio, and adjusted net cash provided by (used in) operating activities, however, are not measures of financial performance under GAAP and should not be considered a substitute for financial measures determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs. • Adjusted EBITDA is defined as operating income, adjusted to exclude depreciation and amortization of intangible assets, and items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration, and related costs.

9 • Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue. • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items that impact current results but are not related to our ongoing operations, such as M&A, integration and related costs, amortization of acquired intangible assets, amortization of debt issuance costs, and loss on extinguishment of debt. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • Cash interest expense, net is defined as interest expense, net adjusted to exclude amortization of debt issuance costs. • Adjusted net cash provided by (used in) operating activities or adjusted operating cash flow is defined as net cash provided by (or used in) operating activities adjusted to exclude infrequent non-operating items, such as M&A payments and related costs. • Net leverage ratio is defined as net debt (or total debt less unrestricted cash) divided by trailing twelve- month (TTM) bank EBITDA.

Non-GAAP Tables

($K, except per share data)	Three Months Ended		Twelve Months Ended	
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue	$ 1,157,752	$ 1,040,307	$ 4,322,155	$ 3,963,126
Net income (loss)	$ 25,033	$ (492)	$ 34,684	$ (22,573)
Plus:				
Income tax expense (benefit)	1,261	8,420	4,157	(1,945)
Other expense, net	899	1,859	10,465	4,194
Interest expense, net	24,367	28,497	107,900	122,442
Loss on extinguishment of debt	—	246	1,998	22,298
Operating income	$ 51,560	$ 38,530	$ 159,204	$ 124,416
Plus:				
Amortization of intangible assets	22,569	22,606	90,821	90,423
M&A, integration and related costs	6,480	15,055	36,124	56,610
Adjusted operating income	$ 80,610	$ 76,191	$ 286,150	$ 271,449
Plus:				
Depreciation and CCA amortization	5,546	5,875	24,061	22,408
Adjusted EBITDA	$ 86,156	$ 82,066	$ 310,211	$ 293,857
Adjusted EBITDA margin	7.4 %	7.9 %	7.2 %	7.4 %
Minus:				
Cash interest expense, net	22,704	26,305	100,519	113,375
Income tax expense, as adjusted	12,147	9,101	36,334	35,430
Depreciation and CCA amortization	5,546	5,875	24,061	22,408
Other expense, net, as adjusted	3,092	1,859	10,465	4,194
Adjusted net income	$ 42,667	$ 38,926	$ 138,831	$ 118,450

($K, except per share data)	Three Months Ended		Twelve Months Ended	
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Diluted earnings (loss) per share	$ 0.78	$ (0.02)	$ 1.08	$ (0.73)
Plus:				
M&A, integration and related costs	0.12	0.45	0.87	1.42
Amortization of intangible assets	0.47	0.68	2.18	2.26
Amortization of debt issuance costs and Loss on extinguishment of debt	0.03	0.11	0.23	0.79
FMV land impairment	$ (0.00)	-	0.05	-
Gain on acquisiton, net	$ (0.07)	-	$ (0.07)	-
Adjusted diluted earnings per share	$ 1.33	$ 1.22	$ 4.34	$ 3.74
Average shares outstanding:				
Basic, as reported	31,558	31,192	31,485	31,084
Diluted, as reported	32,043	31,192	31,967	31,084
Adjusted diluted	32,043	31,822	31,967	31,567

($K)	Three Months Ended		Twelve Months Ended	
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	223,134	52,793	254,237	187,968
Plus:				
M&A, integration, CARES Act, and related payments	17,490	6,009	42,534	40,257
MARPA facility activity	(72,440)	17,066	(135,788)	(68,766)
Adjusted operating cash flow	168,183	75,868	160,982	159,459

10

11 ($K) TTM December 31, 2024 Net income (loss) $ 34,684 Plus: Interest expense, net 107,900 Income tax expense 4,157 Depreciation and amortization 114,882 Additional permitted add-backs1 71,284 TTM Bank EBITDA $ 332,908 ($K, except ratio) Period Ending December 31, 2024 Total debt $ 1,138,833 Cash, cash equivalents and restricted cash $ 268,321 Less: Restricted cash (3,148) Cash and cash equivalents $ 265,173 Net debt $ 873,660 TTM bank EBITDA $ 332,908 Net leverage ratio 2.62x 1Additional permitted add-backs includes among other items, non-cash losses like loss on extinguishment of debt and/or lease impairments, stock compensation, transaction and integration related costs, and pro forma cost savings.

12 SUPPLEMENTAL INFORMATION Revenue by customer, contract type, contract relationship, and geographic region for the periods presented below was as follows: Revenue by Customer Year Ended December 31, (In thousands) 2024 2023 2022 Army $ 1,837,843 $ 1,633,525 $ 1,342,406 Navy 1,441,355 1,233,463 713,732 Air Force 481,265 538,698 459,849 Other 561,692 557,440 374,873 Total revenue $ 4,322,155 $ 3,963,126 $ 2,890,860 Revenue by Contract Type Year Ended December 31, (In thousands) 2024 2023 2022 Cost-plus and cost-reimbursable $ 2,531,792 $ 2,209,241 $ 1,625,196 Firm-fixed-price 1,675,603 1,626,262 1,159,743 Time-and-materials 114,760 127,623 105,921 Total revenue $ 4,322,155 $ 3,963,126 $ 2,890,860 Revenue by Contract Relationship Year Ended December 31, (In thousands) 2024 2023 2022 Prime contractor $ 4,049,543 $ 3,726,199 $ 2,695,067 Subcontractor 272,612 236,927 195,793 Total revenue $ 4,322,155 $ 3,963,126 $ 2,890,860 Revenue by Geographic Region Year Ended December 31, (In thousands) 2024 2023 2022 United States $ 2,388,598 $ 2,286,052 $ 1,494,255 Middle East 1,399,436 1,193,598 1,024,674 Asia 326,961 264,346 167,629 Europe 207,160 219,130 204,302 Total revenue $ 4,322,155 $ 3,963,126 $ 2,890,860 Source: V2X, Inc.